Exhibit 10.11

EXECUTION COPY

LOAN REFERRAL AGREEMENT

This LOAN REFERRAL AGREEMENT (this “Agreement”) is made as of September 22, 2008 by and between Ladder Capital Finance LLC (the “Company”) and Meridian Capital Group, LLC (“Meridian”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Amended and Restated Limited Liability Company Agreement of Ladder Capital Finance Holdings LLC (“Holdings”), dated as of the date hereof.

The parties hereto hereby agree as follows:

1. Engagement of Meridian. The Company hereby engages Meridian, and Meridian hereby accepts such engagement, to act as a source of referrals with respect to commercial real estate loans to be originated by the Company.

2. Engagement Period. Meridian shall be engaged by the Company pursuant to the terms set forth herein for the period (the “Engagement Period”) beginning on the date hereof and ending on the Termination Date. For purposes of this Agreement, the term “Termination Date” shall mean the date that the Company provides Meridian with written notice of the termination of this Agreement, which notice may be provided on or after the first to occur of: (a) an Approved Company Sale; (b) a Public Offering; (c) the date that none of Meridian LCF or any of its Permitted Transferees is a member of Holdings; and (d) the date that is the tenth Business Day after receipt by Meridian LCF of written notice from the Company to Meridian LCF regarding Meridian LCF’s failure to make full payment of any portion of its Commitment when due (provided that such failure is not cured by Meridian LCF prior to such date). The obligations of the parties hereto shall cease on the Termination Date, except for the final payment contemplated to be made following the Termination Date pursuant to Section 4(a) below and the rights and obligations of the parties pursuant to Section 4(b) in connection therewith.

3. Procedures for Loan Referrals. With respect to each prospective commercial real estate loan referred by Meridian to the Company during the Engagement Period (each, a “Prospective Loan”), Meridian shall provide the Company with the documentation necessary for the Company to evaluate such Prospective Loan (including, without limitation, a waiver (the “Borrower Waiver”) in the form of Exhibit A attached hereto duly executed by the prospective borrower under such Prospective Loan and any other information regarding such borrower that the Company may reasonable request). With respect to each Prospective Loan, the Company, in its sole discretion, shall decide to originate, or decline to originate, such Prospective Loan upon any terms or conditions that Company deems appropriate (any such Prospective Loan so originated and funded by the Company, an “Eligible Loan”). The Company agrees to provide a list of all existing Eligible Loans to Meridian no later than ten (10) business days after the end of each calendar month.

4. Meridian’s Compensation.

(a) After the end of each calendar year, the Company shall pay Meridian a fee equal to 8% of the aggregate Eligible Loan Net Profit (as defined below) with respect to such calendar year (the “Referral Fee”), which fee shall be paid in a single annual payment by the

Company to Meridian by no later than 120 days after the end of the applicable calendar year; provided that the Company shall not be required to pay, and Meridian shall have no right to receive, any Referral Fee if the Engagement Period is terminated pursuant to Section 2(d); provided, further, that if the aggregate Eligible Loan Net Profit with respect to any calendar year is a negative number, the Referral Fee with respect to such calendar year shall be zero dollars. “Eligible Loan Net Profit” means, with respect to any particular Eligible Loan as measured during any calendar year, an amount (which may be a negative number), as determined by the Company’s board of directors (or similar governing body) in good faith based on the Company’s books and records in accordance with the Company’s past practices, equal to (i) the total consolidated interest income recognized by Ladder Midco LLC and its subsidiaries (including the Company) (collectively, the “Ladder Companies”), minus (ii) the consolidated expenses recognized by the Ladder Companies (including with respect to any interest or fees paid in respect of any of the Ladder Company’s loan facilities), minus (iii) any consolidated losses recognized or reserves established by the Ladder Companies, in each case, with respect to such Eligible Loan for such calendar year. In the event the Agreement is terminated pursuant to Section 2, Meridian shall be entitled to a final payment of the Referral Fee which shall be payable by no later than 120 days after the end of the calendar year in which the Termination Date occurs. The compensation described in this Section 4 shall be Meridian’s sole and exclusive compensation for all of its services and efforts provided to the Company in connection with Meridian’s engagement hereunder. Meridian shall pay all of its own costs and expenses in carrying out its activities hereunder. Meridian shall be exclusively responsible for any compensation, fees, commissions or payments of its employees, agents, representatives or other persons or entities utilized by it in connection with its activities on behalf of the Company and Meridian will indemnify the Company and hold it harmless from the claims of any such persons or entities.

(b) Meridian shall have the right to review the computations and work papers and underlying books and records used in connection with the determination of the Eligible Loan Net Profit and the Referral Fee (including the determination of which loans are Eligible Loans), and to have reasonable access upon prior notice to the employees and accountants of the Company. Meridian and the Company shall discuss and attempt to resolve in good faith any disagreement or dispute in the calculation of the Eligible Loan Net Profit and the Referral Fee (including the determination of which loans are Eligible Loans).

5. Borrower Waiver. Notwithstanding anything to the contrary contained herein, under no circumstance shall the Company be required to pay any portion of the Referral Fee or any other amount to Meridian that is attributable to an Eligible Loan with respect to which no Borrower Waiver has been provided to the Company.

6. Representations and Warranties. Meridian hereby represents, certifies and warrants to the Company as follows:

(a) Meridian has and shall maintain such registrations as well as all other necessary licenses and permits to conduct its activities under this Agreement, which it shall conduct in compliance with all applicable federal and state laws;

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(b) Meridian is not a party to any other agreement which would conflict with or interfere with the terms and conditions of this Agreement;

(c) the Referral Fee represents the full amount payable by the Company to Meridian in connection with any Eligible Loan and no other amount will be due or payable by the Company to Meridian in connection therewith;

(d) Meridian will (x) obtain the Borrower Waiver from each borrower and its principals under any Prospective Loan and (y) accurately and fully answer any oral or written inquiry from such borrower or principal to Meridian or the Company regarding Meridian LCF’s investment in Holdings, the Referral Fee and/or the Borrower Waiver; and

(e) Meridian understands that the Company will include its customary broker/referral release and disclosure language in its operative loan documents in connection with any Eligible Loan.

7. Assignment Prohibited. No assignment of this Agreement shall be made by any party hereto without the prior written consent of the other party hereto, which consent shall be granted in such other party’s sole discretion and any such assignment without such consent shall be null and void.

8. Amendments. This Agreement may be amended only with the written consent of all of the parties hereto.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any rules, principles or provisions of choice of law or conflict of laws (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

10. Waiver. Neither the failure of any party hereto to insist at any time upon strict compliance with this Agreement or any of its terms nor any continued course of such conduct on the part of any such party shall constitute or be considered a waiver by such party of any of its respective rights or privileges under this Agreement.

11. Severability. If any provision herein is or should become inconsistent with any present or future law, rule or regulation of any sovereign government or regulatory body having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with such law, rule or regulation. In all other respects, this Agreement shall continue to remain in full force and effect.

12. Counterparts. This Agreement may be executed in one or more counterparts (including by way of facsimile transmission or scanned pages), each of which shall be deemed an original, and will become effective and binding upon the parties at such time as all of the signatories hereto have signed a counterpart of this Agreement. All counterparts so executed shall constitute one Agreement binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the same counterpart.

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13. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any party hereto to any other party concerning the subject matter hereof. All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties concerning the subject matter hereof are merged herein.

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IN WITNESS WHEREOF, parties hereto have executed this Loan Referral Agreement as of the date first written above.

LADDER CAPITAL FINANCE LLC

By:
	Name:	Glenn Miller
	Title:	Vice President

MERIDIAN CAPITAL GROUP, LLC

By:
Name:
Title:

IN WITNESS WHEREOF, parties hereto have executed this Loan Referral Agreement as of the date first written above.

LADDER CAPITAL FINANCE LLC

By:
Name:
Title:

MERIDIAN CAPITAL GROUP, LLC

By:
Name:
Title:

EXHIBIT A

MERIDIAN CAPITAL GROUP LLC

1 Battery Park Plaza

New York, New York 10021

            , 200

[BORROWER NAME AND ADDRESS]

Re:	[Reference loan(s)/property address(es) (the “Loan(s)”)]

[Names of Borrower(s)/Sponsor(s)]:

Reference is hereby made to the Loan(s) made to                      (“Borrower(s)”), which Loan(s) was/were brokered by Meridian Capital Group LLC (“Broker”) and may be originated by Ladder Capital Finance LLC or one of its affiliated entities (collectively, “LCF”).

Borrower hereby acknowledges and agrees that Broker has disclosed to Borrower that Broker (and/or one of its affiliates) has a strategic investment in LCF and, in connection therewith, LCF has agreed to pay to Broker and Broker has agreed to accept from LCF, eight percent (8%) of the profits on certain loans originated by LCF that were referred by Broker to LCF (the “Broker Payment”), including the Loan(s).

Borrower further hereby acknowledges and agrees that (i) Borrower understands that the Broker Payment is in addition to any compensation being paid to Broker by Borrower or any other party, if and as applicable, and (ii) Broker has fully and adequately answered any questions or concerns Borrower may have regarding Broker’s (and/or its affiliates’) strategic investment in LCF and Broker’s right to receive the Broker Payment.

Very truly yours,

MERIDIAN CAPITAL GROUP, LLC

By:
Name:
Title:

ACKNOWLEDGED AND AGREED

AS OF             , 200    :

[BORROWER(S)]:

By:
Name:
Title:

[SPONSOR(S)]:

By:
Name:
Title:

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